Exhibit 99.1

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

The undersigned shareholder of CITIZENS UNION BANCORP, INC., a Kentucky corporation, hereby appoints Nicole R. Durbin and Christopher R. Dew, or either of them acting in the absence of the other, as the attorneys and proxies of the undersigned with full power of substitution, to vote all shares of stock of Citizens Union Bancorp, Inc., which the undersigned holds of record at the close of business on November 2, 2021, and is entitled to vote at the Special Meeting of Shareholders to be held at the Corporate Office of Citizens Union Bancorp, 1854 Midland Trail, Shelbyville, Kentucky at 10:00 am eastern time on Friday, December 17, 2021 and at any adjournment of the meeting as designated below and in their discretion with respect to such other business as may properly come before the meeting or any adjournment.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE, AND SIGN THIS PROXY FORM, AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROPOSALS

The Board of Directors recommends a vote “FOR” the following proposals:

1.	Merger Proposal. To approve an Agreement and Plan of Reorganization among Citizens Union Bancorp, German American Bancorp, Citizens Union Bank, and German American Bank, which provides that upon completion of the merger of Citizens Union Bancorp with and into German American, each share of Citizens Union Bancorp common stock will be exchanged into 0.7739 shares of German American common stock, and a cash payment of $13.44, subject to adjustment, as further described in the accompanying Proxy Statement-Prospectus.

For	Against	Abstain
☐	☐	☐

2.	Adjournment Proposal. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger proposal.

For	Against	Abstain
☐	☐	☐

3.	To transact such other business as may be properly presented at the Special Meeting and any adjournments or postponements of the special meeting.

[Sign on the reverse side]

This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted for each proposal stated. If any other business is presented at the Special Meeting, this proxy will be voted by those named above in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

AUTHORIZED SIGNATURES

This section must be completed for your vote to be counted. — Date and Sign Below

(When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign. All joint owners must sign.)

Date ____________________, 2021
Signature

Signature, if held jointly

Meeting Attendance:  Mark box to the right if you plan to attend the Special Meeting.         ☐